Exhibit 10.1

EXECUTION

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of August 29, 2013 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Corp. (the “Seller”) PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 1, 2013 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of June 1, 2013 (as amended from time to time, the “Pricing Side Letter”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 10, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1                               deleting the definition of “Maximum Combined Aggregate Purchase Price” in its entirety and replacing it with the following:

“Maximum Combined Aggregate Purchase Price” means SIX HUNDRED MILLION DOLLARS ($600,000,000) minus the excess, if any, of (a) the Maximum Committed Purchase Price, as such term is defined in the NPL Facility, under the NPL Facility over (b) TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

1.2                               adding the following definition of “NPL Facility” in its proper alphabetical order:

“NPL Facility” means that certain Amended and Restated Master Repurchase Agreement, dated as of August 25, 2011, among Buyer, PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Mortgage Investment Trust, as amended, restated, supplemented or otherwise modified from time to time.

SECTION 2.                            Program Fees.

2.1                               Commitment Fee. Notwithstanding anything to the contrary, Seller shall pay to Buyer the Commitment Fee calculated based upon the definition of Maximum Combined Aggregate Purchase Price without giving effect to the amendment herein.

2.2                               Non-Utilization Fee. For the avoidance of doubt, Seller shall pay to Buyer the Non-Utilization Fee calculated based upon the definition of Maximum Combined Aggregate Purchase Price as amended herein, unless amended by subsequent amendment.

SECTION 3.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.                            Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 5.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.                         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 9.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Corp., as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Operating Partnership, L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 1 to Master Repurchase Agreement